EXHIBIT 99.1

Media relations contact:	Investor relations contact:
Judy DeRango Wicks (678) 375-1595	Tina Moore (678) 375-1278
jdwicks@checkfree.com	tmoore@checkfree.com

FOR IMMEDIATE RELEASE

CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004

     ATLANTA (August 3, 2004) — CheckFree Corporation (NASDAQ: CKFR) today announced fourth quarter consolidated revenue of $160.0 million, representing 11 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net income for the quarter was $11.4 million or $0.12 per share, and underlying net income was $27.3 million, or $0.30 per share. CheckFree reported consolidated revenue of $606.5 million for fiscal 2004, representing 10 percent growth over fiscal 2003. For the year, the Company’s GAAP net income was $10.5 million, or $0.11 per share, and underlying net income was $96.5 million, or $1.05 per share. Free cash flow was $47.5 million for the fourth quarter, and $147.8 million for the year as outlined in Attachment A.

     GAAP Results: For the fourth quarter, the Company’s GAAP net income of $11.4 million compared to a net loss of $17.0 million for the same quarter last year. Earnings per share were $0.12, compared to a loss per share of $0.19 for the same quarter last year. For fiscal 2004, net income was $10.5 million, or $0.11 per share, compared to a net loss of $52.2 million, or $0.59 per share for fiscal 2003. Net cash provided by operating activities was $53.9 million for the fourth quarter of 2004, compared to $41.9 million for the same period last year. Net cash provided by operating activities was $171.1 million for fiscal 2004, compared to $157.8 million for fiscal 2003.

     Underlying Results: For the fourth quarter, the Company reported underlying net income of $27.3 million, compared to $20.0 million for the same quarter of last year. Underlying earnings per share were $0.30 for the fourth quarter of fiscal 2004, compared to underlying earnings per share of $0.22 for the fourth quarter of last year. For fiscal 2004, underlying net income was $96.5 million, or $1.05 per share, compared to underlying net income of $72.2 million, or $0.81 per share, for fiscal 2003. Underlying net income and earnings per share for the fourth quarter of fiscal 2004 exclude the amortization of acquisition-related intangible assets and related tax benefits. Underlying net income and earnings per share for the fourth quarter of fiscal 2003 exclude the amortization of acquisition-related intangible assets, an intangible asset impairment charge, a true-up of a previous reorganization charge and related tax benefits. A reconciliation of CheckFree’s quarterly and annual underlying results to its GAAP results is included in Attachment A.

     “Our results reflect continued solid execution for the quarter and our fiscal year overall,” said CheckFree Chairman and Chief Executive Officer, Pete Kight. “During the year, we significantly increased the number of Consumer Service Providers offering electronic billing and payment services to consumers and extended the services we offer to billers. We also continued to enhance our infrastructure with sizable investments in advanced customer care capability and development of the next generation platform serving our money manager and broker/dealer clients.”

CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 2 of 10

     “Delivering process excellence, driving innovation, and defining the quality experience for our customers and their customers will continue to be our focus in fiscal 2005,” he added. “We will continue to consider opportunities for growth by acquisition, optimization of our infrastructure and strategic partnerships.”

Fourth Quarter Highlights

     On June 22, 2004, CheckFree completed its acquisition of American Payment Systems, Inc. (APS), a Connecticut-based company offering walk-in bill payment services to 7 million households at more than 10,000 retail and agent locations throughout the United States. The acquisition combines the APS footprint with CheckFree’s current electronic billing and payment infrastructure to offer billing organizations a wider number of payment processing services from a single company.

     The Company reported that its Electronic Commerce division processed more than 162.8 million transactions in the quarter, exclusive of APS transactions, a 7 percent sequential increase over the third quarter of fiscal 2004; and delivered 25.9 million electronic bills, a 15 percent sequential increase over the third quarter of fiscal 2004. Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the fourth quarter of fiscal 2004 and the year ending June 30, 2004; and Attachment C for core electronic billing and payment metrics.

Financial Outlook

     “For fiscal 2005, we expect earnings per share in the range of $0.39 to $0.45 on a GAAP basis,” said CheckFree Chief Financial Officer, David Mangum. “On an underlying basis, the Company expects earnings per share in the range of $1.26 to $1.30. These expectations include a full year of operations for APS within our Electronic Commerce division. We expect APS to be about neutral to GAAP earnings per share, and approximately $0.03 to $0.04 accretive to underlying earnings per share in fiscal 2005. We expect free cash flow to exceed $145 million, which reflects our becoming a cash taxpayer early in the fiscal year.”

     “For the first quarter of fiscal 2005, the Company expects revenue in the range of $170 to $175 million, with GAAP earnings per share in the range of $0.03 to $0.06, and underlying earnings per share in the range of $0.24 to $0.26,” he added. “Included in the first quarter outlook, we expect APS to contribute more than $14 million of revenue and about 27 million bill payment transactions, which will be reported in the Payment Services category of our Electronic Commerce division,” Mangum continued.

     The differences between GAAP and underlying earnings per share expected for fiscal 2005 and the first quarter of fiscal 2005 are due to acquisition-related intangible amortization expense and related tax benefits.

     “We expect continued steady performance from our Investment Services division during the first quarter, while our Software division is expected to experience a typical seasonally light first quarter for license sales,” Mangum continued. “In Electronic Commerce, we expect first quarter sequential quarterly transaction growth to be in the range of 6 to 8 percent, excluding APS,” he concluded.

CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 3 of 10

Use of Non-GAAP Financial Information

     Management evaluates the Company’s operations using measures of underlying income, underlying earnings per share, and free cash flow. These financial measures are not prepared in accordance with GAAP and they exclude or include items that represent either non-cash charges that do not impact the Company’s free cash flow or other items that are evaluated separately as they arise. The Company believes these measures are useful to investors because they reflect the performance of the Company’s core operations and are consistent with the Company’s internal performance measures. Further, the Company considers free cash flow to be a measure of liquidity that provides useful information to management and investors about the amount of cash generated by the Company that can be used for strategic and other purposes. CheckFree’s underlying results and free cash flow should be considered in addition to, and not as a substitute for, our GAAP results.

Conference Call on the Internet

     CheckFree will broadcast its fourth quarter conference call at 5:00 p.m. (EDT) today to review its financial results for the fourth quarter and year ended June 30, 2004, and its expectations for the first quarter of fiscal 2005 and fiscal year 2005. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (EDT) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (EDT).

About CheckFree (www.checkfreecorp.com)

     Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $900 billion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to thousands of organizations across the globe.

     Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue, earnings and free cash flow for the first quarter of fiscal 2005 and fiscal 2005 as a whole, and the performance of each of our divisions and sequential transaction growth in the first quarter of fiscal 2005 (paragraphs 5, 8, 9, 10, 11 and 12). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 (filed September 15, 2003); and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003 (filed November 13, 2003), December 31, 2003 (filed February 12, 2004), and March 31, 2004 (filed May 14, 2004). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 4 of 10

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Processing and servicing	$139,487	$124,018	$530,205	$476,416
License fees	6,625	7,516	23,931	24,163
Maintenance fees	7,114	6,667	28,271	25,733
Other	6,800	6,404	24,057	25,334

Total revenue	160,026	144,605	606,464	551,646
Expenses:
Cost of processing, servicing and support	63,993	59,984	244,811	237,978
Research and development	18,084	13,613	66,288	52,717
Sales and marketing	13,253	16,588	51,910	57,170
General and administrative	10,151	10,373	45,759	39,030
Depreciation and amortization	42,204	55,651	177,582	226,638
In-process research and development	—	—	324	—
Impairment of intangible assets	—	10,228	—	10,228
Reorganization charge	—	1,405	—	1,405

Total expenses	147,685	167,842	586,674	625,166

Income (loss) from operations	12,341	(23,237)	19,790	(73,520)
Equity in net loss of joint venture	(593)	—	(593)	—
Interest, net	1,023	(1,593)	(7,467)	(5,648)
Loss on investments	—	—	—	(3,228)

Income (loss) before income taxes and cumulative effect of accounting change	12,771	(24,830)	11,730	(82,396)
Income tax expense (benefit)	1,367	(7,859)	1,195	(33,106)

Income (loss) before cumulative effect of accounting change	11,404	(16,971)	10,535	(49,290)
Cumulative effect of accounting change	—	—	—	(2,894)

Net income (loss)	$11,404	$(16,971)	$10,535	$(52,184)

Basic income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.13	$(0.19)	$0.12	$(0.56)
Cumulative effect of accounting change	—	—	—	(0.03)

Net income (loss)	$0.13	$(0.19)	$0.12	$(0.59)

Weighted average number of shares	90,166	89,215	89,870	88,807

Diluted income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.12	$(0.19)	$0.11	$(0.56)
Cumulative effect of accounting change	—	—	—	(0.03)

Net income (loss)	$0.12	$(0.19)	$0.11	$(0.59)

Weighted average number of shares	92,279	89,215	91,864	88,807

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CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 5 of 10

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,
	2004	2003
Current assets:
Cash, cash equivalents and investments	$208,029	$282,032
Accounts receivable, net	111,849	81,626
Deferred income taxes	36,543	41,202
Settlement assets	82,520	—
Other current assets	14,727	9,708

Total current assets	453,668	414,568
Property and equipment, net	91,912	94,853
Capitalized software and intangible assets, net	917,543	946,976
Investments	67,494	121,615
Other	4,879	9,258

Total assets	$1,535,496	$1,587,270

Current liabilities:
Accounts payable, accrued liabilities and other	$83,637	$73,739
Settlement liabilities	82,611	—
Deferred revenues	36,193	36,543

Total current liabilities	202,441	110,282
Long-term liabilities, net	28,967	7,611
Deferred income taxes	5,783	28,728
Convertible subordinated notes	—	172,500
Net stockholders’ equity	1,298,305	1,268,149

Total liabilities and stockholders’ equity	$1,535,496	$1,587,270

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CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 6 of 10

Attachment A

Calculation of Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Cash provided by operating activities	$53.9	$41.9	$171.1	$157.8
Adjustment for settlement accounts(1)	0.2	—	0.2	—

Adjusted cash provided by operating activities	54.1	41.9	171.3	157.8
Less: capital expenditures	6.6	3.5	23.5	24.3

Free cash flow	$47.5	$38.4	$147.8	$133.5

(1)	Related to APS walk-in bill payment transactions.

The Company defines free cash flow as GAAP net cash from operating activities, adjusted for the net change in settlement accounts, less capital expenditures.

Additional Information:
Cash used in investing activities	$(107.0)	$(9.8)	$(103.4)	$(61.2)

Cash provided by (used in) financing activities	$25.0	$(0.8)	$(142.5)	$(2.3)

(continued)

CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 7 of 10

Attachment A (continued)

Reconciliation of GAAP to Underlying Net Income (Loss) and Earnings (Loss) Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Total revenue per GAAP	$160,026	$144,605	$606,464	$551,646
Warrants issued to third party	—	—	—	(644)

Total underlying revenue	$160,026	$144,605	$606,464	$551,002

Net income (loss) per GAAP	$11,404	$(16,971)	$10,535	$(52,184)
Warrants issued to third party	—	—	—	(644)
Amortization of acquisition-related intangible assets	31,896	45,038	136,558	183,342
Write-off of in-process research and development	—	—	324	—
Call premium and write-off of unamortized issuance costs for convertible notes	—	—	7,219	—
Loss on investments	—	—	—	3,228
Impairment of intangible assets	—	10,228	—	10,228
Reorganization charge	—	1,405	—	1,405
Tax benefit of underlying adjustments	(15,996)	(19,739)	(58,099)	(76,040)
Cumulative effect of accounting change(1)	—	—	—	2,894

Underlying net income	$27,304	$19,961	$96,537	$72,229

GAAP basic weighted average shares outstanding	90,166	89,215	89,870	88,807
GAAP impact of dilutive options and warrants	2,113	—	1,994	—
GAAP diluted weighted average shares outstanding	92,279	89,215	91,864	88,807

Underlying basic weighted average shares outstanding	90,166	89,215	89,870	88,807
Underlying impact of dilutive options and warrants	2,113	2,256	1,994	747
Underlying diluted weighted average shares outstanding	92,279	91,471	91,864	89,554

GAAP basic earnings (loss) per share	$0.13	$(0.19)	$0.12	$(0.59)
GAAP diluted earnings (loss) per share	$0.12	$(0.19)	$0.11	$(0.59)
Underlying basic earnings per share	$0.30	$0.22	$1.07	$0.81
Underlying diluted earnings per share	$0.30	$0.22	$1.05	$0.81

(1)	Effective July 1, 2002, the Company adopted SFAS No. 142 — Accounting for Goodwill and Other Intangible Assets. Upon adoption of SFAS No. 142, the Company no longer amortizes goodwill.

(continued)

CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 8 of 10

Attachment A (continued)

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Processing and servicing	$139,487	$124,018	$530,205	$475,772
License fees	6,625	7,516	23,931	24,163
Maintenance fees	7,114	6,667	28,271	25,733
Other	6,800	6,404	24,057	25,334

Total revenue	160,026	144,605	606,464	551,002
Expenses:
Cost of processing, servicing and support	63,993	59,984	244,811	237,978
Research and development	18,084	13,613	66,288	52,717
Sales and marketing	13,253	16,588	51,910	57,170
General and administrative	10,151	10,373	45,759	39,030
Depreciation and amortization	10,308	10,613	41,024	43,296

Total expenses	115,789	111,171	449,792	430,191

Income from operations	44,237	33,434	156,672	120,811
Equity in net loss of joint venture	(593)	—	(593)	—
Interest, net	1,023	(1,593)	(248)	(5,648)

Income before income taxes	44,667	31,841	155,831	115,163
Income tax expense	17,363	11,880	59,294	42,934

Net income	$27,304	$19,961	$96,537	$72,229

Basic income per share:
Net income	$0.30	$0.22	$1.07	$0.81

Weighted average number of shares	90,166	89,215	89,870	88,807

Diluted income per share:
Net income	$0.30	$0.22	$1.05	$0.81

Weighted average number of shares	92,279	91,471	91,864	89,554

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CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 9 of 10

Attachment B

Reconciliation of GAAP Results to Underlying Results by Segment
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2004	2003	2004	2003
Electronic Commerce:
Total revenue per GAAP	$118,508	$106,036	$452,732	$405,373
Warrants issued to third party	—	—	—	(644)

Total underlying revenue	$118,508	$106,036	$452,732	$404,729

Operating income (loss) per GAAP	$10,718	$(11,944)	$23,025	$(59,152)
Warrants issued to third party	—	—	—	(644)
Amortization of acquisition-related intangible assets	31,122	43,757	132,699	175,028
Reorganization charge	—	307	—	307

Underlying operating income	$41,840	$32,120	$155,724	$115,539

Investment Services:
Total revenue — GAAP and underlying	$22,966	$20,655	$86,270	$81,562

Operating income per GAAP	$5,749	$4,629	$19,092	$18,830
Amortization of acquisition-related intangible assets	151	232	819	2,300
Reorganization charge		(68)	—	(68)

Underlying operating income	$5,900	$4,793	$19,911	$21,062

Software:
Total revenue — GAAP and underlying	$18,552	$17,914	$67,462	$64,711

Operating income (loss) per GAAP	$3,323	$(6,591)	$10,929	$583
Amortization of acquisition-related intangible assets	623	1,049	3,040	6,014
Write-off of in-process research and development	—	—	324	—
Impairment of intangible assets	—	10,228	—	10,228
Reorganization charge	—	1,183	—	1,183

Underlying operating income	$3,946	$5,869	$14,293	$18,008

Corporate:
Operating loss per GAAP	$(7,449)	$(9,331)	$(33,256)	$(33,781)
Reorganization charge	—	(17)	—	(17)

Underlying operating loss	$(7,449)	$(9,348)	$(33,256)	$(33,798)

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CheckFree Announces Fourth Quarter and Annual Results for Fiscal 2004 — Page 10 of 10

Attachment C

Core Electronic Billing and Payment Metrics
(In millions, except revenue/transaction, percentages and distribution points)

			Quarter Ended

	6/30/2004	3/31/2004	12/31/2003	9/30/2003	6/30/2003
Transactions
Full Service
Revenue	$96.2	$94.0	$91.8	$85.5	$82.6
Active Subscribers(1)	5.9	5.5	5.0	4.6	4.2
Transactions	123.9	115.5	106.1	94.3	87.5
Revenue/Transaction	$0.78	$0.81	$0.87	$0.91	$0.94

Payment Services
Revenue	$14.0	$12.8	$12.0	$11.9	$12.3
Transactions	38.9	36.7	33.1	32.4	32.7
APS Transactions	2.4	—	—	—	—
Revenue/Transaction	$0.34	$0.35	$0.36	$0.37	$0.37

Total	165.2	152.2	139.2	126.7	120.2
Sequential Quarterly Growth(2)	8%	9%	10%	5%	7%

Other Revenue(3)	$8.3	$8.4	$8.7	$9.2	$11.2

e-Bill Delivery
Electronic bills distributed	25.9	22.5	18.5	14.7	11.5
Quarterly sequential growth	15%	22%	26%	27%	31%

Electronic Rate
Electronic payment rate	79%	78%	78%	76%	75%

Consumer Online Access
Distribution points for EBP	1,308	1,207	1,120	1,028	949

(1) “Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2) Absent the APS transactions, sequential quarterly growth is 7 percent for the quarter ending June 30, 2004. Reporting of quarterly transaction growth will be consolidated, beginning in the quarter ending September 30, 2004.

(3) Other revenue includes Health and Fitness, Professional Services and Stored Value Products

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